As filed with the Securities and Exchange Commission on June 7, 2024

Registration No. 333-279795

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GENIUS GROUP LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Singapore	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

8 Amoy Street, #01-01

Singapore 049950

Tel: +65 8940 1200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jolie Kahn, Esq.

12 E. 49th Street, 11th floor

New York, NY 10017

Tel: (516) 217-6379

Fax: (866) 705-3071 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications

sent to agent for service, should be sent to:

Jolie Kahn, Esq. 12 E. 49th Street, 11th floor New York, NY 10017 Tel: (516) 217-6379 Fax: (866) 705-3071

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company

☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE: This Amendment No. 1 to Registration Statement on Form F-1 is being filed with the SEC merely to add an Exhibit 5.1, which is the Legal Opinion, to this Amendment No. 1 to Registration Statement on Form F-1.

Item 8. Exhibits.

Exhibit

The exhibit listed below is filed or incorporated by reference as part of this Registration Statement on Form F-1.

Exhibit Number	Description of Document

5.1	Legal Opinion
23.1	Consent of Counsel included in Exhibit 5.1.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on June 7, 2024.

GENIUS GROUP LIMITED

By:	/s/ Roger James Hamilton
Name:	Roger James Hamilton
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger James Hamilton	Chief Executive Officer, Chairman	June 7, 2024
Roger James Hamilton	(principal executive officer)

/s/ Suraj Naik	Chief Technology Officer,	June 7, 2024
Suraj Naik	Director

/s/ Jeremy Harris	Chief Financial Officer	June 7, 2024
Jeremy Harris	(principal financial and accounting officer)

/s/ Richard J. Berman	Director	June 7, 2024
Richard J. Berman

/s/ Salim Ismail	Director	June 7, 2024
Salim Ismail

/s/ Eric Pulier	Director	June 7, 2024
Eric Pulier

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Roger Hamilton, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger James Hamilton	Chief Executive Officer,	June 7, 2024
Roger James Hamilton	Chairman (principal executive officer)

/s/ Jeremy Harris	Chief Financial Officer	June 7, 2024
Jeremy Harris	(principal financial and accounting officer)

/s/ Suraj Naik	Chief Technology Officer, Director	June 7, 2024
Suraj Naik

/s/ Richard J. Berman	Director	June 7, 2024
Richard J. Berman

/s/ Salim Ismail	Director	June 7, 2024
Salim Ismail

/s/ Eric Pulier	Director	June 7, 2024
Eric Pulier

Signature of Authorized Representative in The United States

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Genius Group Limited, has signed this registration statement or amendment thereto in New York, NY on June 7, 2024.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn